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                                                                    EXHIBIT 99.1


                                ROCK-TENN COMPANY

                         1993 EMPLOYEE STOCK OPTION PLAN



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                                TABLE OF CONTENTS


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
ss. 1.  BACKGROUND AND PURPOSE ................................................................................      1

ss. 2.  DEFINITIONS ...........................................................................................      1

         2.1.  Board ..........................................................................................      1
         2.2.  Change in Control ..............................................................................      1
         2.3.  Code ...........................................................................................      2
         2.4.  Committee ......................................................................................      2
         2.5.  Exchange Act ...................................................................................      2
         2.6.  Fair Market Value ..............................................................................      2
         2.7.  Insider........................................................................................       3
         2.8.  ISO ............................................................................................      3
         2.9.  Key Employee ...................................................................................      3
         2.10. NQO ............................................................................................      3
         2.11. Option .........................................................................................      3
         2.12. Option Certificate .............................................................................      3
         2.13. Option Price ...................................................................................      3
         2.14. Parent Corporation .............................................................................      3
         2.15. Plan ...........................................................................................      3
         2.16. Rock-Tenn ......................................................................................      4
         2.17. Rule 16b-3 .....................................................................................      4
         2.18. Stock ..........................................................................................      4
         2.19. Subsidiary .....................................................................................      4
         2.20. Ten Percent Shareholder ........................................................................      4

ss.3.  SHARES RESERVED UNDER PLAN .............................................................................      4

ss..4.  EFFECTIVE DATE ........................................................................................      5

ss..5.  COMMITTEE .............................................................................................      5

ss..6.  ELIGIBILITY ...........................................................................................      5

ss..7.  OPTIONS ...............................................................................................      6

         7.1.  Committee Action ...............................................................................      6
         7.2.  $100,000 Limit .................................................................................      6


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
ss. 8.  OPTION PRICE ..........................................................................................      7

ss. 9.  EXERCISE PERIOD .......................................................................................      7

ss. 10. NONTRANSFERABILITY ....................................................................................      8

 ss. 11. SECURITIES REGISTRATION ..............................................................................      8

ss. 12. LIFE OF PLAN ..........................................................................................      9

ss. 13. ADJUSTMENT.............................................................................................     10

ss. 14.  SALE OR MERGER OF ROCK-TENN; CHANGE IN CONTROL........................................................     11

         14.1. Sale or Merger..................................................................................     11
         14.2. Change in Control...............................................................................     11

ss. 15. AMENDMENT OR TERMINATION...............................................................................     12

ss. 16. MISCELLANEOUS..........................................................................................     13

         16.1. Stockholder Rights..............................................................................     13
         16.2. No Contract of Employment.......................................................................     13
         16.3. Withholding.....................................................................................     14
         16.4. Construction....................................................................................     14
         16.5  Other Conditions................................................................................     14


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                                ROCK-TENN COMPANY
                         1993 EMPLOYEE STOCK OPTION PLAN

                                     ss. 1.

                             BACKGROUND AND PURPOSE

         The purpose of this Plan is to promote the interest of Rock-Tenn through grants to Key Employees of Options to purchase Stock in order (1) to attract Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of Rock-Tenn which corresponds to the stake of each of Rock-Tenn's stockholders.

                                                       ss. 2.

                                   DEFINITIONS

                  Each term set forth in this ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1. Board -- means the Board of Directors of Rock-Tenn.

         2.2. Change in Control -- means (1) the acquisition of the power to direct, or cause the direction of, the management and policies of Rock-Tenn by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (2) the acquisition, directly or indirectly, of the power to vote more than 20% of the outstanding Stock by any person or by two or more persons acting together, except an acquisition from Rock-Tenn or by Rock- Tenn, Rock-Tenn's management or a Rock-Tenn sponsored employee benefit plan, where



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(3) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (4) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded for purposes of this definition.

         2.3. Code -- means the Internal Revenue Code of 1986, as amended.

         2.4. Committee -- means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than 3 members or has a member who fails to come within the definition of a "disinterested person" under Rule 16b-3 or (in Rock- Tenn's judgment) fails to come within the definition of an "outside director" under Code ss. 162(m), a committee which shall have at least 3 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "disinterested person" under Rule 16b-3 and within (in Rock-Tenn's judgment) the definition of an "outside director" under Code ss. 162(m).

         2.5. Exchange Act -- means the Securities Exchange Act of 1934, as amended.

         2.6. Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported or so quoted in accordance with ss. 2.6(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good


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faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.7. Insider -- means any individual who is subject to Section 16(a) of the Exchange Act.

         2.8. ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of ss. 422 of the Code.

         2.9. Key Employee -- means a full time, salaried employee of Rock-Tenn or any Subsidiary or any affiliate of Rock-Tenn designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Rock-Tenn.

         2.10. NQO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of ss. 422 of the Code.

         2.11. Option -- means an ISO or a NQO.

         2.12. Option Certificate -- means the written certificate which sets forth the terms of an Option granted to a Key Employee under ss. 7 of this Plan.

         2.13. Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.14. Parent Corporation -- means any corporation which is a parent of Rock-Tenn within the meaning of ss. 424(e) of the Code.

         2.15. Plan -- means this Rock-Tenn Company 1993 Employee Stock Option Plan, as amended from time to time.


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         2.16. Rock-Tenn-- means Rock-Tenn Company, a Georgia corporation, and any successor to such corporation.

         2.17. Rule 16b-3 -- means Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

         2.18. Stock -- means $0.01 par value Class A common stock of Rock-Tenn.

         2.19. Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of ss. 424(f) of the Code) of Rock-Tenn.

         2.20. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of ss. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Rock-Tenn, a Subsidiary or a Parent Corporation.

                                     ss. 3.

                           SHARES RESERVED UNDER PLAN

         There shall be 2,000,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that Rock-Tenn deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Rock-Tenn. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option shall again become available for use under this Plan, and any shares of Stock used to satisfy a withholding obligation under ss. 16.3 shall not again become available for use under this Plan.


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                                     ss. 4.

                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of Rock-Tenn (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date and such approval satisfies the requirements for shareholder approval under Rule 16b-3. If such effective date comes before such shareholder approval, any Option granted under this Plan before such date automatically shall be granted subject to such approval.

                                     ss. 5.

                                    COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to ss. 13, ss. 14 and ss. 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Rock-Tenn, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                     ss. 6.

                                   ELIGIBILITY

         Key Employees who are employed by Rock-Tenn or a Subsidiary shall be eligible for the grant of ISOs and NQOs. All other Key Employees shall only be eligible for the grant of NQOs.


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                                     ss. 7.

                                     OPTIONS

         7.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options which have a higher or lower Option Price; provided, however, that (1) no grants of ISOs shall be made to Key Employees who are not employed by Rock-Tenn or a Subsidiary and (2) the total Fair Market Value of Stock subject to Options granted to a Key Employee during any calendar year (as determined as of the date such Options are granted) shall not exceed 5 times the Key Employee's base salary in effect as of the first day of such calendar year. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

         7.2. $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISO is granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as NQOs. The Fair Market Value of Stock subject to any other option (determined as the date such option was granted) which (1) satisfies the requirements of ss. 422 of the Code


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and (2) is granted to a Key Employee under a plan maintained by Rock-Tenn, a
Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this ss. 7.2 in accordance with ss. 422(d) of the Code.

                                     ss. 8.

                                  OPTION PRICE

         The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock acceptable to the Committee or in any combination of cash, check and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

                                     ss. 9.

                                 EXERCISE PERIOD

         Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but


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no Option Certificate shall make an Option granted to a Key Employee exercisable after the earlier of

         (1)      the date such Option is exercised in full, or

         (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

         (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) an NQO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                     ss. 10.

                               NONTRANSFERABILITY

         No Option granted under this Plan shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of a Key Employee only by such Key Employee. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee under this Plan.

                                     ss. 11.

                             SECURITIES REGISTRATION

         Each Option Certificate shall provide that, upon the receipt of shares of Stock


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as a result of the exercise of an Option, the Key Employee shall, if so requested by Rock- Tenn, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Rock-Tenn, shall deliver to Rock-Tenn a written statement satisfactory to Rock-Tenn to that effect. As for Stock issued pursuant to this Plan, Rock-Tenn at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, Rock-Tenn shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

                                     ss. 12.

                                  LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of

         (1) the tenth anniversary of the effective date of this Plan (as determined under ss. 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

         (2) the date on which all of the Stock reserved under ss. 3 of this Plan has (as a result of the exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.


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                                     ss. 13.

                                   ADJUSTMENT

         The number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3 of this Plan, and the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Rock-Tenn, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3 of this Plan, and the number, kind or class (or any combination thereof) of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in ss. 424(a) of the Code which provides for the substitution or assumption of such Options in order to take into account on an equitable basis the effect of such transaction. If any adjustment under this ss. 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under ss. 3" within the meaning of ss. 15(1)(a) of this Plan.


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                                     ss. 14.

                 SALE OR MERGER OF ROCK-TENN; CHANGE IN CONTROL

         14.1. Sale or Merger. If Rock-Tenn agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan in accordance with ss. 14 on a basis that is fair and equitable to holders of such Options as determined by the Board, each Option granted to a Key Employee at the direction and discretion of the Board may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by Rock-Tenn if he or she then has the right (for a reasonable period of time) to exercise his or her outstanding Option in full on any date before the date as of which the Board unilaterally cancels such Option in full.

         14.2. Change in Control. If there is a Change in Control of Rock-Tenn or a tender or exchange offer is made for Stock other than by Rock-Tenn, the Board thereafter shall have the right to take such action with respect to any unexercised Options granted to Key Employees, or all such Options, as the Board deems appropriate under the circumstances to protect the interest of Rock-Tenn (and Key Employees to whom outstanding Options have been granted) in maintaining the integrity of such grants under this Plan. The Board shall have the right to take different action under this ss. 14.2 with respect to different Key Employees or different groups of Key Employees, as the Board


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deems appropriate under the circumstances.

                                     ss. 15.

                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however,

         (1) no such amendment shall be made absent the approval of the shareholders of Rock-Tenn to the extent Rock-Tenn determines such approval is required under ss. 162(m) of the Code or such approval is required under ss. 422 of the Code (a) to increase the number of shares of stock reserved under ss. 3, or (b) to change the class of employees eligible for Options under ss. 6,

         (2) at such time as Rock-Tenn becomes subject to the reporting requirements of Section 16(a) of the Exchange Act and to the extent shareholder approval is required in order for the exemption set forth in Rule 16b-3 to be available in respect of Options granted pursuant to this Plan, the Board shall not amend this Plan absent the approval of the shareholders of Rock-Tenn in accordance with Rule 16b-3, (a) to increase materially (within the meaning of Rule 16b-3) the benefits accruing to any Insider under this Plan, (b) to increase materially (within the meaning of Rule 16b-3) the number of securities which may be issued under this Plan to Insiders, or
                  (c) otherwise modify materially (within the meaning of Rule 16b-3) the requirements


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                  as to eligibility by Insiders for participation in this Plan,
                  and

         (3) no provision of this Plan shall be amended more than once every six months if amending such provision would result in the loss of an exemption under Rule 16b-3.

The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination (except to the extent expressly provided in ss. 13 and ss. 14 of this Plan) unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Rock-Tenn.

                                     ss. 16.

                                  MISCELLANEOUS

         16.1. Shareholder Rights. No Key Employee shall have any rights as a shareholder of Rock-Tenn as a result of the grant of an Option under this Plan or his or her exercise of such Option pending the actual delivery of the Stock subject to such Option to such Key Employee.

         16.2. No Contract of Employment. The grant of an Option to a Key Employee under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option.


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         16.3. Withholding. The exercise of any Option granted under this Plan shall constitute a Key Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise. The Committee also shall have the right to provide in an Option Certificate that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and if the Employee is subject to the reporting requirements under Section 16 of the Exchange Act, any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

         16.4. Construction. This Plan shall be construed under the laws of the State of Georgia.

         16.5. Other Conditions. Each Option Certificate may require that a Key Employee (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by Rock-Tenn, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or provides for the repurchase of such Stock by Rock-Tenn under certain circumstances.


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         IN WITNESS WHEREOF, Rock-Tenn Company has caused its duly authorized officer to execute this Plan this day of December, 1993 to evidence its adoption of this Plan.

                                    ROCK-TENN COMPANY



                                    By:
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                                    Title:
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